Exhibit 24.1

POWER OF ATTORNEY

For Executing Forms 3, 4 and 5, Form 144 and

Schedules 13D and 13G relating to

Atlas Technical Consultants, Inc. (the “Company”)

The undersigned hereby constitutes and appoints Laura L. Strunk and Bradford Twombly or any of them acting without the other, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1)       execute for and on behalf of the undersigned (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules thereunder, (b) Form 144 and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Act and the rules thereunder;

(2)       do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and timely file such Forms or Schedules with the Securities and Exchange Commission (“SEC”) and any stock exchange, self-regulatory association or any other authority;

(3)       take any necessary or appropriate action to obtain or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Act or any rule or regulation of the SEC; and

(4)       take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, and its substitute, in serving in such capacity at the request of the undersigned, is not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and agrees to reimburse the Company and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/Collis Temple, III
Collis Temple, III
April 26, 2021